UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2024
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 1, 2023, Acutus Medical, Inc. (the “Company”) received written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market (the “Bid Price Requirement”). Pursuant to Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until October 30, 2023, to regain compliance with the Bid Price Requirement. Subsequently, on October 31, 2023, the Company transferred to The Nasdaq Capital Market and was afforded the remainder of The Nasdaq Capital Market’s second 180 calendar day compliance period, or until April 29, 2024, to regain compliance with the Bid Price Requirement.

On April 30, 2024, the Staff notified the Company that it has not regained compliance with Listing Rule 5550(a)(2). The Staff also notified the Company, as a separate basis for delisting pursuant to Listing Rule 5810(d)(2), that the Company is not in compliance with Listing Rule 5550(b) for failure to maintain stockholders’ equity of at least $2.5 million, or either of the alternatives to compliance with this standard ((i) market value of listed securities of $35 million or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years). Further, unless the Company requests an appeal of Nasdaq’s determination to a Hearings Panel by May 7, 2024, the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on May 9, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company does not intend to submit a hearing request; therefore, the Company’s Common Stock will be suspended from trading on The Nasdaq Capital Market at the opening of business on May 9, 2024. The Company’s Common Stock will be traded on the OTC Pink Sheets, and the Company will seek to establish relationships with market makers to provide additional trading opportunities in the Company’s shares. However, there can be no assurance that a market for the Company’s shares will develop.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: May 3, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer
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